UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2014 (January 31, 2014)

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

First Amendment to Fourth Amended and Restated Credit Agreement

On January 31, 2014, Laredo Petroleum, Inc. (the “Company”), entered into the First Amendment to the Fourth Amended and Restated Credit Agreement (the “First Amendment”) among the Company, Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC (“Laredo Midstream”), and the banks signatory thereto.  Pursuant to the First Amendment, the definition of Permitted Investments under the Fourth Amended and Restated Credit Agreement was expanded to include investments by the Company in Medallion Gathering & Processing, LLC and any of its subsidiaries (“Medallion”), subject to the limitations set forth therein.  Medallion was formed on October 31, 2012 for the purpose of developing midstream solutions and infrastructure. Laredo Midstream holds 49% of the Medallion ownership units.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1

First Amendment to Fourth Amended and Restated Credit Agreement, dated as of January 31, 2014, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and the banks signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: February 4, 2014	By:	/s/ Richard C. Buterbaugh
Richard C. Buterbaugh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment to Fourth Amended and Restated Credit Agreement, dated as of January 31, 2014, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and the banks signatory thereto.